UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2019

BridgeBio Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38959	84-1850815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

421 Kipling Street Palo Alto, CA	94301
(Address of principal executive offices)	(Zip Code)

(650) 391-9740

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BBIO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Compensatory Arrangements of Certain Officers.

Effective as of December 12, 2019, the Board of Directors (the “Board”) of BridgeBio Pharma, Inc. (the “Company”) increased the size of the Company’s Board from six to seven directors (the “Board Increase”). The Company effected the Board Increase pursuant to Article VI, Section 3 of the Company’s Amended and Restated Certificate of Incorporation and Article II, Section 2 of the Company’s Amended and Restated Bylaws.

Effective as of December 12, 2019, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, appointed Jennifer E. Cook to the Board. Ms. Cook will serve as a Class II director of the Company, to hold office until the date of the annual meeting of stockholders following the year ending December 31, 2021 or until her earlier death, resignation or removal.

Pursuant to the Company’s Director Compensation Policy, on December 12, 2019, the Board granted Ms. Cook an option to purchase 82,878 shares of the Company’s common stock at an exercise price equal to $37.45, the closing market price per share of the Company’s common stock on the Nasdaq Stock Market on the date of grant. The options will vest in three equal annual installments over a three-year period, subject to Ms. Cook’s continued service on the Board.

Ms. Cook has entered into the Company’s standard form of indemnification agreement, which is filed as Exhibit 10.4 to Amendment No. 4 to the Company’s Registration Statement on Form S-1 filed on June 25, 2019.

Ms. Cook, age 53, will serve as a member of the Board as of December 12, 2019. Ms. Cook currently manages her own consultancy. For the prior 18 months, Ms. Cook served as the Chief Executive Officer of GRAIL. Previously, she was at Roche Pharmaceuticals and Genentech, where she held a number of senior management positions: From 2013 to 2016, she was Head of Region Europe for Roche Pharmaceuticals, where she was responsible for the commercial success of Roche’s pharmaceutical products in Europe and leading more than 5,500 employees across the 28 countries of the region. Other key positions during her 25-year tenure at Roche and Genentech included leading Global Clinical Operations, U.S. and Global Product Portfolio Management, a Commercial Business Unit in the United States, and Market Development. Ms. Cook started her career in research and development at Genentech. In 2016, Ms. Cook was recognized for her contributions to the healthcare industry and inspirational leadership when she was named Woman of the Year by the Healthcare Businesswomen’s Association. Ms. Cook holds a B.A. in Human Biology and an M.S. in Biology from Stanford University, as well as an M.B.A. from the Haas School of Business at University of California, Berkeley. We believe Ms. Cook’s extensive experience as a senior management executive of healthcare and biotechnology companies, including as the senior vice president of one of the world’s largest healthcare companies, qualifies her to serve on our Board.

The Company is party to a consulting agreement, effective as of October 14, 2019 (the “Effective Date”) with Ms. Cook (the “Consulting Agreement”), pursuant to which Ms. Cook provides expert consulting services to the Company regarding matters relating to commercial activities as Senior Advisor. The Consulting Agreement has a two-year term. Pursuant to the Consulting Agreement, the Company has agreed to pay Ms. Cook a consulting fee at the annual rate of $200,000. In addition, in accordance with the terms of the Consulting Agreement, the Company previously granted to Ms. Cook on December 2, 2019 an option to purchase 17,084 shares of the Company’s common stock at an exercise price equal to $31.14, 50% of which options will vest on the one-year anniversary of the Effective Date and the remaining 50% of which options will vest on the two-year anniversary of the Effective Date, subject to Ms. Cook’s continuous service under the Consulting Agreement through both such dates; and an award of 7,152 restricted stock units of the Company (the “RSUs”), 50% of which RSUs will vest on the one-year anniversary of the Effective Date and the remaining 50% of which RSUs will vest on the two-year anniversary of the Effective Date, subject to Ms. Cook’s continuous service under the Consulting Agreement through both such dates. Ms. Cook is also entitled to reimbursement for expenses incurred in the course of rendering services under the Consulting Agreement.

There are no arrangements or understandings between Ms. Cook and any other persons pursuant to which Ms. Cook was appointed as a member of the Board. There are also no family relationships between Ms. Cook, on the one hand, and any director or executive officer of the Company or any other person nominated or chosen by the Company to become a director or executive officer, on the other, and other than the Consulting Agreement, she has no direct or indirect interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On December 16, 2019, the Company issued a press release announcing the appointment of Ms. Cook to the Board. A copy of this press release is furnished as Exhibit 99.1 to this report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated December 16, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BridgeBio Pharma, Inc.

Date: December 17, 2019	/s/ Brian C. Stephenson
Brian C. Stephenson Chief Financial Officer